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                                                                    Exhibit 23.4


               [Natwick Associates Appraisal Services Letterhead]



July 31, 2001

Consent of Expert


We consent to the inclusion, in Form S-4, of our Restricted Use Report dated July 18, 2001, as part of Lake Area Ethanol, LLC's Registration Statement on Form S-4, and to the reference to our firm therein.


NATWICK ASSOCIATES APPRAISAL SERVICES

/s/ Herman Natwick